International Business Machines
New Orchard Road
Armonk, NY 10504

April 28, 2020
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals,
whose signatures appear below, as well as each of the
International Business Machines Corporation (IBM) employees
holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits;
Vice President, Executive Compensation;
and Manager, Executive Compensation Operations
and Officer Services; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on behalf of Thomas Buberl, a member of the Board of Directors of IBM, any Securities and Exchange Commission forms or documents
in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under
the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
E. Barth             ______/s/ E. Barth________________
P.T. Charouk         _____ /s/ P.T. Charouk____________
D. Condrea           _____/s/ D. Condrea______________
J. Daly              _____/s/ J. Daly__________________
P.E. Dunkle Jr       _____/s/ P.E. Dunkle, Jr.___________
M.S.A Galve de Cruz  _____/s/ M.S.A Galve de Cruz_______
L. Mallardi          ____/s/L. Mallardi________________
F.P. Sedlarcik       ___/s/F.P. Sedlarcik_______________
N. Wilmore           ___/s/N. Wilmore_________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.
              			Very truly yours,

				/s/ Thomas Buberl
              			Thomas Buberl